                                                                    Exhibit 99.1
HTE INC.
Integrated Software Solutions for Government and Utilities
1000 Business Center Drive, Lake Mary, FL 32746 - (407) 304-3235 www.hteinc.com

FOR IMMEDIATE RELEASE
Contact: Sue Falotico, CFO
(407) 304-3235


           HTE ANNOUNCES BETTER THAN EXPECTED 4TH QUARTER 2001 PROFIT
                      AND PROJECTS AN EPS OF $0.50 FOR 2002

Lake Mary, Fla., February 12, 2002 -- HTE Inc. (NASDAQ: HTEI), a leading provider of enterprise-wide software solutions for public sector organizations and utilities worldwide, today announced operating results for the fourth quarter ended December 31, 2001 and gave financial guidance for 2002.

HTE recorded diluted EPS of $0.13 for the fourth quarter ended December 31, 2001, compared to diluted EPS of ($0.03) for the third quarter ended September 30, 2001. The Company recorded a net income of $1,704,000 during the fourth quarter 2001 (included in net income for the fourth quarter 2001 is a gain on sale of asset of $98,000 described in a press release issued July 8, 2001, and a tax benefit of $406,000 related to the sale of a subsidiary described in a press release issued October 10, 2001) compared to a net loss of ($533,000) for the third quarter 2001. (Third quarter results include a one-time, non-recurring charge of $1,950,000 before tax, related to write-off of software development costs, certain accounts receivable, employee termination and other costs related to exiting or aligning several under-performing lines of business, as described in a press release issued October 10, 2001.) Operating EPS for the fourth quarter 2001, excluding the fourth quarter one-time gains described above, was $0.09, which exceeds previously communicated Operating EPS guidance of $0.08, compared to third quarter 2001 operating EPS of $0.04, excluding third quarter one-time, non-recurring charges described above. Revenues for the fourth quarter 2001 were $16,802,000 compared to $16,143,000 for the third quarter 2001.

HTE recorded diluted EPS of $0.05 and a net income of $865,000 for the year ended December 31, 2001. Included in net income is $3,173,000 related to one-time, non-recurring charges or gains related to the impact of the Onvia acquisition of Demandstar.com, the gain on sale of assets, both of which are described in a press release issued April 16, 2001, write-off of software development costs, certain accounts receivable, employee and other costs, described in a press release issued October 10, 2001. Operating income for the year, excluding the one-time, non-recurring charges described above, was $4,266,000, compared to previously communicated guidance of $3,300,000, and operating EPS for the year was $0.16 compared to previously communicated guidance of $0.12.

HTE's Chief Executive Officer, Joe Loughry, said, "The year 2001 marked an exceptional year of financial improvements and closes the chapter on two years of Company repositioning. We finished the year with 30% better than expected operating profits (excluding one-time charges and gains described above) and equally important, consistent achievement of our guidance to investors. Furthermore, in the midst of our financial repositioning, we were able to develop and introduce innovative products and services for our customers. We now have an n-tier architecture, browser-enabled application user interface, Internet-enabled citizen access solutions, state-of-the-art mobile public safety products and extensive Internet-based customer support capabilities. None of these existed two years ago. HTE's employees should take a great deal of pride in our accomplishments in redirecting our business."

"This is now the Company's fifth consecutive quarter of improved operating profits (excluding one-time charges and gains described above). We delivered operating profits for 2001 of $4,266,000 compared to previously communicated operating profit of $3,300,000. Revenue growth, excluding hardware, from year-to-year is 7%, but below our original expectations of 9-11%. In 2002, we expect to continue exploring ways to deliver additional revenue growth, which include continued expansion of products and services to our customer base. We also may consider one or more strategic non-dilutive acquisitions."

Loughry further stated, "With a strong balance sheet (more than $10,500,000 in cash and no debt), an energized workforce and a large customer base, we are positioned to continue to improve financial performance in 2002. During 2002, we expect to deliver revenue growth of between 5-8%, with an annual operating income of $9,400,000, net income of $5,734,000 and an EPS of $0.50 for the year with $0.09, $0.12, $0.14, $0.15 EPS projected for the first through fourth quarters, respectively. This EPS guidance for 2002 represents the best financial performance of the Company's history."

COMMON STOCK REDEMPTION DISCLOSURE

As described in the Company's Form 8-K and Form 10-Q filed with the Securities and Exchange Commission on October 29, 2001 and November 13, 2001, respectively, the Company redeemed 5,618,952 shares of its common stock (the "Redeemed Shares") from Tyler Technologies, Inc. ("Tyler") for a purchase price of $7,304,637.60 (the "Redemption"). Tyler purchased the Redeemed Shares in 1999 in a control shares acquisition, as defined in Florida's control shares statute. The Company effected the Redemption in accordance with the requirements of Florida's control shares statute. The Redemption reduced the number of the Company's issued and outstanding shares of common stock from 16,960,557 to 11,341,605 as of October 29, 2001. Tyler subsequently sent a letter to the Company and issued a press release on October 30, 2001 asserting that it continued to be a shareholder of the Company and that the Redemption was not valid and contrary to Florida law. The Company reaffirms that under Florida law, the Redeemed Shares are no longer considered issued and outstanding and all rights with respect to them have ceased. Accordingly, in order to legally confirm the Redemption, the Company filed an action for a Declaratory Judgment, which is now pending before the Federal District Court for the Middle District of Florida in Orlando, Florida. The financial information presented herein for the fourth quarter 2001 and forward is based on the number of outstanding shares of the Company's common stock after the Redemption of the Redeemed Shares. The Company and its legal counsel believe the Redemption will be confirmed by the Court; in the event it is not, the financial information presented herein would be impacted as follows:
i) outstanding shares of the Company's common stock would increase by 5,618,952 shares; ii) fourth quarter 2001 Diluted EPS would be $0.10, Diluted EPS for the year ended December 31, 2001 would be $0.05, Operating EPS (excluding one-time charges and gains as described above) would be $0.07 for the fourth quarter 2001 and $0.15 for the year ended December 31, 2001, respectively; iii) the ending cash balance would increase by $7,305,000; and, iv) 2002 EPS Guidance would be $0.33 for the year with, $0.05, $0.08, $0.10, $0.10 EPS projected for the first through fourth quarters, respectively.

HTE INC.

HTE Inc., a proven leader in government information technologies, provides a broad range of innovative software solutions to more than 2,200 government offices, agencies and utility companies throughout North America. The company's products address the wireless computing requirements of a rapidly changing public sector market and support the end-to-end delivery of e-government access to citizens and businesses. Founded in 1981, the company is headquartered near Orlando, Florida. Additional information is available at www.hteinc.com or by calling HTE Marketing Services at 1.800.727.8088.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expected are the following: business and general economic conditions; competitive factors, such as pricing, new products and marketing efforts of rival companies; the timing and magnitude of software sales; customer acceptance of new or enhanced product offerings; integration of new technologies; delays in product delivery; the ability to recruit and retain qualified personnel; the above described Redemption either not being confirmed by the Court, or being confirmed by the Court, but at a higher redemption price for the Redeemed Shares; and other factors discussed from time to time in reports filed by HTE with the Securities and Exchange Commission, including risks summarized in HTE's latest Annual Report on Form 10-K. HTE undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

                          H.T.E., INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       THREE MONTHS ENDED             YEAR ENDED
                                                           DECEMBER 31,               DECEMBER 31,
                                                     ----------------------      -----------------------
                                                       2001           2000         2001           2000
                                                     --------       -------      --------       --------
                                                           (Unaudited)
REVENUES:
    Software licenses                                $  3,281       $ 3,139      $ 12,891       $ 11,259
    Professional services                               3,454         2,843        13,580         14,947
    Hardware                                              247           924         1,930          3,725
    Maintenance and other                               9,434         8,018        35,738         31,605
    Resource management                                   386           431         1,681          1,955
                                                     --------       -------      --------       --------
        Total revenues                                 16,802        15,355        65,820         63,491
                                                     --------       -------      --------       --------

EXPENSES:
    Cost of software licenses                           1,178         1,333         5,033          5,380
    Cost of professional services                       2,380         2,199         9,364         11,719
    Cost of hardware                                       53           678         1,272          3,178
    Cost of maintenance and other                       2,368         1,965         9,299          9,315
    Cost of resource management                           158           141           571          1,168
    Research and development                            3,188         3,442        13,405         14,189
    Sales and marketing                                 2,164         2,395         9,681         12,170
    General and administrative                          3,339         3,087        13,264         13,469
    Contract judgement and settlement, employee
        termination benefits and other costs              (98)           --         1,030         (1,131)
                                                     --------       -------      --------       --------
        Total expenses                                 14,730        15,240        62,919         69,457
                                                     --------       -------      --------       --------

INCOME (LOSS) FROM OPERATIONS                           2,072           115         2,901         (5,966)

OTHER INCOME (EXPENSE):
    Interest, net                                          54           185           429            423
    Loss on investment                                     --            --        (1,888)            --
                                                     --------       -------      --------       --------
        Total other income (expense)                       54           185        (1,459)           423
                                                     --------       -------      --------       --------

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR
    INCOME TAXES                                        2,126           300         1,442         (5,543)

PROVISION (BENEFIT) FOR INCOME TAXES                      422           117           577         (2,162)
                                                     --------       -------      --------       --------

NET INCOME (LOSS)                                    $  1,704       $   183      $    865       $ (3,381)
                                                     ========       =======      ========       ========

NET INCOME (LOSS) PER SHARE:
    BASIC                                            $   0.13       $  0.01      $   0.05       $  (0.19)
                                                     ========       =======      ========       ========
    DILUTED                                          $   0.13       $  0.01      $   0.05       $  (0.19)
                                                     ========       =======      ========       ========

NET INCOME (LOSS) PER SHARE (excluding
    the effect of the non-recurring charges):
    BASIC                                            $   0.09                    $   0.16       $  (0.25)
                                                     ========                    ========       ========
    DILUTED                                          $   0.09                    $   0.16       $  (0.25)
                                                     ========                    ========       ========